Exhibit 99.1

NextPlat’s Global Telesat Communications Subsidiary Announces Global Reseller and

Marketing Agreement with Blue Sky Network

Agreement Brings New Global Connectivity Products and Services to Customers

in More Than 165 Countries

AVENTURA, FL – January 25, 2022 – NextPlat Corp (NASDAQ: NXPL, NXPLW) (“NextPlat” or the “Company”), a global e-commerce provider, today announced that its subsidiary, Global Telesat Communications Ltd (“GTC”), entered into a global Reseller and Marketing Agreement with Blue Sky Network, a pioneer in the development of satellite tracking systems and two-way communication for remotely active private, commercial, and government fleets. This agreement will make Blue Sky Network’s products and global communications service available to GTC customers in more than 165 countries around the world.

Under the terms of the agreement, GTC will offer Blue Sky Network products including SkyLink, a dual-mode data management solution for land, air, sea, and IoT applications. Operating on the Iridium Certus® 100 service, SkyLink offers a powerful combination of small size and high performance devices and service that will make it easier and more affordable for enterprise-grade voice, remote monitoring, and data management while enabling reliable coverage anywhere in the world. Devices can be installed in a vehicle, carried by a lone worker, affixed to an outdoor mast, or mounted inside a building, vessel, or aircraft.

David Phipps, President of NextPlat and CEO of Global Operations, said, “We are delighted to add Blue Sky Network to our growing list of global partners and look forward to working more closely with their team. As an organisation that defines itself by its development of advanced satellite monitoring and communication devices, Blue Sky Network and its products are a great addition to our portfolio of advanced connectivity solutions.”

“NextPlat’s GTC subsidiary is one of the world’s leading providers of advanced satellite communications products and services,” commented Gregoire Demory, President, Blue Sky Network. “Thanks to their extensive expertise and unrivaled global reach, we are confident that GTC is the right distribution partner for Blue Sky Network and we are very excited by the oppournity to bring our products to their large global customer base.”

About Global Telesat Communications

GTC, a susidiary of NextPlat Corp (Nasdaq: NXPL, NXPLW), provides solutions to fulfil the growing global demand for satellite-enabled voice, data, tracking and IoT connectivity services. Our long-term experience providing government, commercial, military and individual consumers with mobile satellite services uniquely positions us to capitalize on the significant opportunities being created by the current global investment in new and upgraded satellite networks. Many of our products and services offer global or near global coverage, allowing users in remote locations to make phone calls, connect to the internet and track assets or personnel anywhere in the world. Together with our U.S. based sister company, Orbital Satcom, we have provided global satellite connectivity solutions for more than 50,000 customers located in over 165 countries across the world.

About NextPlat Corp

NextPlat is a global e-commerce platform company created to capitalize on multiple high-growth sectors and markets for physical and digital assets. The Company intends to collaborate with businesses, optimizing their ability to sell their goods online, domestically, and internationally, and enabling customers and partners to optimize their e-commerce presence and revenue. NextPlat currently operates an e-commerce communications services division through its Global Telesat Communications Ltd and Orbital Satcom Corp business units that offer voice, data, tracking, and IoT services to customers in 195 countries through multiple global storefronts.

About Blue Sky Network

Blue Sky Network is an industry-leading provider of mission-critical fleet management, business continuity, and operational analytics solutions, serving commercial and government customers worldwide. Since its founding in 2001, Blue Sky Network has been a partner of choice to track, manage, and optimize high-value assets in real time anywhere in the world for improved safety, reliability, and operational efficiency. Blue Sky Network is headquartered in San Diego, California, with over 450 customers and dealers in more than 50 countries. Additionally, Blue Sky Network holds Anatel certification and maintains additional offices in São Paulo, Brazil, and Scottsdale, AZ.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements. These statements include the capabilities and success of the Company’s business and any of its products, services or solutions. The words “believe,” “forecast,” “project,” “intend,” “expect,” “plan,” “should,” “would,” and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, including the Company’s ability to distribute new products from partners, launch additional ecommerce activities, and its ability to grow and expand as intended, any of which could cause the Company to not achieve some or all of its goals or the Company’s previously reported actual results, performance (finance or operating) to change or differ from future results, the Company’s ability to capitalize on its partnerships as well as other similar arrangements, performance (financing and operating) or achievements, including those expressed or implied by such forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Media and Investor Contact for NextPlat Corp:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net

For Blue Sky Network, Contact:

Kelly Rusk

613-558-7897

krusk@blueskynetwork.com